Form of Lock-Up Agreement

April 15, 2021

SVB Leerink LLC

299 Park Avenue, 21st floor
New York, NY 10171

Re:      Proposed Public Offering by Synlogic, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of Synlogic, Inc., a Delaware corporation (the “Company”), understands that SVB Leerink LLC (“Leerink”), as representative of the several underwriters listed in the Underwriting Agreement (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value

$0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Leerink that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Leerink, on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of Leerink, provided, in each case, that (1) Leerink receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(v)	pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vi)	by will or intestate succession upon the death of the undersigned; or

(vii)	to the Company in satisfaction of any tax withholding obligation.

Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); (2) the exercise or exchange by the undersigned of any option or warrant to acquire any shares of Common Stock or options to purchase shares of Common Stock or vesting and settlement of any restricted stock awards or units, including the transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise or conversion of options or warrants to purchase the Company’s securities, in each case, for cash or on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter and that any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (2) and (b) the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter; (4) sales or transfers of Securities acquired in the Public Offering or on the open market after the date of the Underwriting Agreement, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period; and (5) transfers of shares of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act prior to the date hereof, which trading plan shall not be amended during the Lock-Up Period but may be terminated during the Lock-Up Period; provided, that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding sales made under the undersigned’s 10b5-1 Plan, such announcement or filing shall include a statement to the effect that such sales of Common Stock are being made pursuant to the undersigned’s 10b5-1 Plan established prior to the date hereof.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales of Lock-Up Securities under any such 10b5-1 Trading Plan during the Lock-Up Period; and provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises Leerink in writing that it has determined not to proceed with the Public Offering; (ii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iii) April 30, 2021, in the event that the Underwriting Agreement has not been executed by such date.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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